UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2006

BWAY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State of incorporation)

001-12415

(Commission File Number)

36-3624491

(IRS Employer Identification No.)

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2006, in connection with the ICL Acquisition (which is defined and more fully described in Item 2.01), BCO Holding Company, BWAY Corporation (the “Registrant”) and ICL Industrial Containers ULC, entered into a credit facility with various lenders and Deutsche Bank Trust Company Americas, as administrative agent, LaSalle Bank, N.A., as documentation agent, and Deutsche Bank Securities Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers (the “2006 Credit Facility”).

The 2006 Credit Facility provides for a $190.0 million term loan, CDN$56.4 million term loan ($50.0 million U.S. dollar equivalent at closing), $50.0 million revolving credit facility and a $5.0 million revolving credit facility available in U.S. dollars or equivalent Canadian dollars. With certain exceptions, the revolving credit facilities expire on July 17, 2012 and the term loans expire on July 17, 2013. The term loans and revolving credit facilities will expire on April 15, 2010 if the Registrant has not refinanced its outstanding $200.0 million of senior subordinated notes.

The covenants contained in the credit agreement related to the 2006 Credit Facility are substantially similar to those in the previous credit agreement. The financial covenants include, but are not limited to, a maximum total leverage ratio and a minimum interest coverage ratio. Other covenants include, but are not limited to, limitations on: (i) debt, (ii) mergers and acquisitions, (iii) restricted payments, (iv) investments, (v) asset sales, (vi) liens, (vii) transactions with affiliates and (viii) capital expenditures.

The revolving credit facilities are non-amortizing. The term loans amortize 1% per annum with a bullet payment at maturity. The annual amortization is payable in equal quarterly installments with the first payment due September 30, 2006. Voluntary prepayments may reduce future scheduled payments. Mandatory repayments under the credit agreement include (i) proceeds from asset sales, (ii) proceeds from issuance of debt and (iii) 50% of excess cash flow. Once repaid, the term loans may not be reborrowed. The credit agreement provides for additional incremental borrowings, under certain circumstances and subject to certain limitations, of up to $75.0 million.

Interest on the U.S. dollar term loan accrues at either Base Rate or Eurodollar Rate plus margins of 0.75% and 1.75%, respectively. Interest on the Canadian dollar term loan accrues at either Canadian Prime Rate or Bankers’ Acceptance Discount Rate plus margins of 1.0% and 2.0%, respectively. The rate margins on the term loans are fixed.

Interest on the revolver borrowings denominated in U.S. dollars accrues at either Base Rate or Eurodollar Rate, each plus an applicable margin. Interest on the revolver borrowings denominated in Canadian dollars accrues at either Canadian Prime Rate or Bankers’ Acceptance Discount Rate, each plus an applicable margin. The applicable margin on Base Rate and Canadian Prime Rate borrowings is initially set at 1.0% and can range down to 0.25%. The applicable margin on Eurodollar Rate and Bankers’ Acceptance Discount Rate borrowings is initially set at 2.0% and can range down to 1.25%. The applicable margin is subject to change on a quarterly basis (effective with the delivery of the Registrant’s financial statements to the administrative agent) based on our ratio of Consolidated Indebtedness to Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), each as defined in the underlying credit agreement.

The credit facility is secured by a first priority interest in all tangible and intangible assets of the borrowers. The credit facility is unconditionally guaranteed on a senior basis by the borrowers and each of their direct and indirect subsidiaries with the exception of any U.S. dollar facilities, which are not guaranteed by any foreign subsidiary.

The foregoing description of the 2006 Credit Facility is qualified in its entirety by reference to the Credit Agreement dated July 17, 2006, a copy of which is included in Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On July 17, 2006, in connection with the refinancing of the Registrant’s credit facility to facilitate the ICL Acquisition, as further described in Item 1.01, the Registrant’s previous credit facility dated July 7, 2004 among BWAY Corporation, various lenders and Deutsche Bank Trust Company America, as administrative agent, was terminated. Proceeds from the new credit facility were used to repay outstanding borrowings under the terminated credit facility.

The financial obligations of the Registrant under the terminated credit facility have been fully satisfied. There were no prepayment or early termination premiums or penalties in connection with the termination of the credit facility.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 19, 2006, the Registrant announced that it had signed a definitive agreement to acquire substantially all of the assets and certain liabilities associated with the plastic and steel general line pail business of Industrial Containers Ltd. (“Old ICL”). The Registrant completed this transaction on July 17, 2006 (the “ICL Acquisition”).

The Asset Purchase Agreement dated as of June 16, 2006 was by and among ICL Industrial Containers ULC (formerly known as 3146598 Nova Scotia Company) (“New ICL”), the Registrant, 6045995 Canada, Inc., 4095138 Canada, Inc., Old ICL and Arshinoff & Co. Ltd. (“ACL”). New ICL is an indirect subsidiary of the Registrant. Old ICL and ACL are direct subsidiaries of 6045995 Canada, Inc. and 4095138 Canada, Inc., respectively.

The net assets were acquired for approximately $66.1 million (CDN$74.5 million), excluding transaction costs. The purchase price is subject to a working capital adjustment.

A copy of the press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 17, 2006, BCO Holding Company, the Registrant and ICL Industrial Containers ULC entered into the 2006 Credit Facility, which provides for a $190.0 million term loan, CDN$56.4 million term loan ($50.0 million U.S. dollar equivalent at closing), $50.0 million revolving loan and $5.0 million revolving loan available in U.S. dollars or equivalent Canadian dollars. The information in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events

On July 17, 2006, the Registrant paid a $10.0 million dividend to its parent company, BCO Holding Company, to facilitate a repurchase of BCO Holding Company common stock from Jean-Pierre M. Ergas, the Registrant’s Chairman and Chief Executive Officer. The shares repurchased represented both shares held by Mr. Ergas prior to the repurchase as well as stock options contemporaneously exercised.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement, dated as of June 16, 2006, by and among 3146598 Nova Scotia Company, BWAY Corporation, 6045995 Canada, Inc., 4095138 Canada, Inc., Industrial Containers Ltd. and Arshinoff & Co. Ltd.

10.1	Credit Agreement, dated as of July 17, 2006, among BCO Holding Company, BWAY Corporation, ICL Industrial Containers ULC, various lenders and Deutsche Bank Trust Company Americas, as administrative agent, LaSalle Bank, N.A., as documentation agent, Deutsche Bank Securities Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers.

99.1	Press release issued by the Registrant on July 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY CORPORATION

By:	/s/ Kevin C. Kern
Name:	Kevin C. Kern
Title:	Vice President, Administration and Chief Financial Officer

Date: June 21, 2006